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                                                                    EXHIBIT 16.1

                          [ARTHUR ANDERSEN LETTERHEAD]


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

February 12, 2001

Dear Sir/Madam:

We have read the six paragraphs of item 4a included in the Form 8-K dated February 8, 2001 of R&B Falcon Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained thereon.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP


Copy to:
Mr. Robert L. Long, Transocean Sedco Forex, Inc.